                     MORGAN STANLEY INSTITUTIONAL FUND, INC.

                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                              TECHNOLOGY PORTFOLIO


          SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT (the "Agreement") dated as of October 1, 1988 between Morgan Stanley Institutional Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser").

                                    RECITALS

          The Fund has executed and delivered the Investment Advisory Agreement, dated as of October 1, 1988 (the "Agreement"), between the Fund and the Advisor. The Agreement sets forth the rights and obligation of the parties with respect to the management of the Portfolios of the Fund. The Fund has created an additional portfolio: the Technology Portfolio (the "Additional Portfolio").

                                   AGREEMENTS

          Now, therefore, the parties agree as follows:

          The percentage rate in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

          Portfolio                     Percentage Rate
          ---------                     ---------------

          Technology Portfolio          1.00%

          This agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          The parties listed below have executed this Agreement as of the 22 day of April, 1996.

                                   MORGAN STANLEY ASSET
                                   MANAGEMENT INC.

                                    /s/ Warren J. Olsen
                                   ----------------------------------------
                                   Name: Warren J. Olsen
                                   Title: Principal

                                   MORGAN STANLEY INSTITUTIONAL
                                   FUND, INC.

                                    /s/ Warren J. Olsen
                                   ----------------------------------------
                                   Name: Warren J. Olsen
                                   Title: President